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                                                                    Exhibit 99.2


[LOGO UNITED RENTALS]
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FOR IMMEDIATE RELEASE
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                  UNITED RENTALS PRICES SENIOR NOTES OFFERING

     GREENWICH, CT, April 12, 2001 - United Rentals, Inc. (NYSE: URI) today announced that it priced $450 million of 10-3/4% Senior Notes due 2008. The size of the offering was increased from $300 million in response to market demand. The Company also expects to obtain a $1.5 billion senior secured bank facility concurrently with the sale of the Notes. If completed, the proceeds from these financings will be used to repay and replace the Company's existing $1.6 billion bank facility and for other general corporate purposes.

     The Notes are being offered pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The Notes have not been registered under the Securities Act of 1933 and, accordingly, may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements.

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